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(Local Currency-Single Jurisdiction)

                             ISDA(Registration mark)
                      International Swap Dealers Association, Inc.
                                MASTER AGREEMENT
                     dated as of.......................

First Union National Bank of North Carolina and Culp, Inc. have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1. Interpretation

(a) Definitions. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

    (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

   (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

   (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.


Copyright(Copyright mark) 1992 by International Swap Dealers Association, Inc.

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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:-

   (i)  in the same currency; and

  (ii) in respect of the same Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to
Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.  Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:-

(a) Basic Representations.

   (i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

   (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

   (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

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   (iv)  Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

   (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4.  Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) Furnish Specified Information. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by if with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5.  Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

   (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

   (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed


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   by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

   (iii) Credit Support Default.

         (1) Failure by the party or any Credit Support Provider of such Party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

         (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

         (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

   (iv) Misrepresentation. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

   (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

   (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however, described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support
   Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

   (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party;-

     (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its

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    winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition
    (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
    (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

    (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: -

          (1) the resulting, surviving or trasnferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to
(iii) below: -

    (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party); -

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

         (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction:

    (ii) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or


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    (iii) Additional Termination Event. If any "Additional Termination Event" is
    specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.
    (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

    (ii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

    (iii) Right to Terminate. If:-

        (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

        (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs.

    either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event
    Upon Merger of an   Additional Termination Event if there is only one
    Affected Party may, by not more than 20 days notice to the other party and
    provided that the relevant   Termination Event is then continuing, designate
    a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

    (i) If notice designation an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

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    (ii) Upon the occurrence or effective designation of an Early Termination
    Date, no further payments of deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.
    (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will
    provide to the other party a statement (1)   showing, in reasonable detail,
    such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

    (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination
Date and determined pursuant to this Section will be subject to any Set-off.

    (i) Events of Default. If the Early Termination Date results from an Event of Default:-

        (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over (B) the Unpaid Amounts owing to the Defaulting Party.

        (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

        (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the amount to the Defaulting Party.

        (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative

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        number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

    (ii) Termination Events. If the Early Termination Date results from a Termination Event:-

        (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated. Loss shall be calculated in respect of all Terminated Transactions.

        (2) Two Affected Parties. If there are two Affected Parties:-

            (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y: and

            (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

         If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into; or transfer of all substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

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8. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agrement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

    (i) if in writing and delivered in person or by courier, on the date it is delivered;

    (ii) if sent by telex, on the date the recipient's answerback is received;

                                9

                                               ISDA(Registration mark) 1992
                                                           Second Printing

    (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine):

    (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted: or

    (v) if sent by electronic messaging system, on the date that electronic message is received.

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.


(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.


11. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.


Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property; (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12. Definitions

As used in this Agreement:-

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

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                                               ISDA(Registration mark) 1992
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

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:-

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"consent" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with
Section 6(a) or 6(b)(iii).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"law" includes any treaty, law, rule or regulation and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement,
(b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain

                                 11

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

resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if
Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section
9. A party will determine its Loss as of the relevant Early Termination
Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof of evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Schedule Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under

                            12

                                               ISDA(Registration mark) 1992
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

this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:-

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party of this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Event" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof of evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.


"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under
Section 2(a)(i) which was (or would have been out for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined

                               13

                                               ISDA(Registration mark) 1992
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

by the party obligated to make the determined under Section 6(e) or, if each party is so obligated, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

First Union National Bank of North Carolina       Culp, Inc.

          (Name of Party)                             (Name of Party)

  By: /s/ John F. Wheatley                         By: /s/ Franklin N. Saxon
     Name: John F. Wheatley                            Name: Franklin N. Saxon
     Title: Vice President                             Title: VP & CFO
     Date:                                             Date: 4/18/95


                            14

                                               ISDA(Registration mark) 1992
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



                                        SCHEDULE

                                         to the

                                    Master Agreement

                              dated as of _____ __, 19__

                                        between


            First Union National       and       Culp, Inc.
            Bank of North Carolina              ("Party B")
              ("Party A")

                                         Part 1

                              Termination Provisions


In this Agreement:

(1)  "Specified Entity" means, for the purposes of Section
5(a)(v), (vi) and (vii) and Section 5(b)(ii) of this Agreement, in the case of Party A, any Affiliate of Party A, and in the case of Party B, any Affiliate of Party B.

(2)  "Specified Transaction" will have the meaning specified in
Section 12 of this Agreement.

(3) The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will apply to Party A and Party B; provided, however, that clause (2) of such
Section 5(a)(vi) shall be amended to read as follows:

          "(2) a default by such party, such Credit Support
            Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof, or in performing any other delivery obligation on the date required, in an aggregate amount of not less than the applicable Threshold Amount (or its U.S. dollar equivalent in the case of payment or other obligations not denominated in U.S. dollars or other delivery obligations) under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);".

For the purposes of Section 5(a)(vi) of this Agreement:

          (a) "Specified Indebtedness" means any obligation (whether present, future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money or relating to the payment or delivery of funds or other property (including, without limitation, securities or any form of collateral) it being understood that, in any event, Specified Indebtedness with respect to Party B shall include its obligations under the Amended and Restated Credit Agreement among Culp, Inc. and First Union Bank of North Carolina as agent for First Union National Bank of North Carolina and Wachovia Bank of North Carolina, N.A. as amended from time to time (each as amended or modified, a "Loan Agreement").

          (b) "Threshold Amount" means (A) with respect to Party A $50,000,000, and (B) with respect to Party B, $100,000; provided that the Threshold Amount with respect to Party B's obligations under a Loan Agreement means $0.00.

(4)  The "Credit Event Upon Merger" provisions of
Section 5(b)(ii) will apply to Party A and Party B.
(5) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(6) For the purpose of Section 6(e) of this Agreement, the Second Method and Market Quotation will apply.

(7)  Additional Termination Events will not apply.

(8) Additional Event of Default will apply. The following event shall constitute additional Event of Default with respect to Party B:

Breach of Loan Agreement. Failure by Party B to comply with or perform any agreement or obligation set forth in a Loan Agreement (after the expiration of any applicable cure period specified therein) or any representation or warranty made by Party B in any Loan Agreement shall cease to be accurate and complete in any material respect, each of which agreements, obligations representations and warranties is hereby incorporated by reference as if fully set forth herein and which shall continue in full force and effect until each of the obligations of Party B hereunder have been paid in full and this Agreement has been terminated, notwithstanding the earlier termination of the Loan Agreement.

(9) Security Agreements. If Party B enters into any pledge or security agreement, or any similar agreement constituting a pledge of, or a grant of a security interest in, collateral (each a "Collateral Agreement") with Party A or any Affiliate of Party
A, in order to secure the obligations of Party B under any Loan
Agreement, and Party A and Party B enter into a Transaction pursuant to this Agreement in connection with such Loan Agreement, Party
B shall assure (1) that the obligations of Party B under this Agreement are included as secured obligations under such Collateral Agreement, and
(2) that Party A is included as a secured party under the Collateral Agreement, pari passu with the other secured obligations under such Collateral Agreement, is granted a security interest in the collateral which is the subject of such Collateral Agreement and is entitled to exercise the rights of a secured party under such Security Agreement with respect to such collateral. Any such Security Agreement shall be a Credit Support Document.


                          Part 2

                 Documents to be Delivered

For the purpose of Sections 4(a) of this Agreement, each party agrees to deliver the following documents as applicable:




Party required                                                      Covered by
to deliver           Form/Document/          Date by which          Section
document             Certificate             to be Delivered        3(d) Rep.

Party B              An opinion of counsel     Upon execution        Yes
                     to Party B                of this
                     substantially in the      Agreement.
                     form of Exhibit B to
                     this Schedule.

Party B              Certified copies of       Upon execution        Yes
                     its charter, by-laws      of this
                     and resolutions           Agreement.
                     authorizing the
                     execution, delivery
                     and performance
                     hereof.

Party B              An incumbency             Upon execution        Yes
                     certificate with          of this
                     respect to the            Agreement.
                     signatory of this
                     Agreement.

                               3

Party required                                                      Covered by
to deliver           Form/Document/          Date by which          Section
document             Certificate             to be Delivered        3(d) Rep.

Party B              Financial Statements      In accordance         Yes
                     of Party B as             with the
                     required under the        delivery
                     terms of the Loan         requirements
                     Agreements between        defined in the
                     Party A and Party B.      Loan Agreements.

Party B              Fully executed copies     Upon execution        Yes
                     of each Credit            of this
                     Support Document to       Agreement.
                     which it or any
                     Credit Support
                     Provider for it is a
                     party.


                           PART 3

                        Miscellaneous


(1) Address for Notices. For the purpose of Section 10(a) of this Agreement:

     Address for notices or communications to Party A:

Address:        301 South College
                Charlotte, NC 28288-0601

Attention:      John Wheatley

Telex No.:      6827051             Answerback:  55555

Facsimile No.:  (704) 374-4484      Telephone No.: (704) 374-4283
                (704) 383-5389

     Address for notices or communications to Party B:

Address:        ____________________

Attention:      ____________________

Telex  No.:        ____________________     Answerback:          ___________

Facsimile No.:  ____________________     Telephone No.:          _________

(2)  Calculation Agent.  The Calculation Agent is Party A.

(3) Credit Support Documents means with respect to Party B, the Amended and Restated Credit Agreement among Culp, Inc. and First Union National Bank of North Carolina as agent for First Union National Bank of North Carolina and Wachovia Bank of North Carolina, N.A. as amended from time to time.

(4)  Credit Support Providers. Not applicable.

(5) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New
York without reference to choice of law doctrine.

(6) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to all Transactions entered into under this Agreement unless provided otherwise in the Confirmation relating to a specific Transaction.

(7)  "Affiliate" in the case of Party A means First Union
Corporation and in the case of Party B has the meaning specified in Section 12 of this Agreement.


                           PART 4

                     Other Provisions

(1) Confirmation. A form of Confirmation is set forth as Exhibit A hereto. An execution copy of each Confirmation incorporating the terms of the related Transaction will be prepared by Party A and forwarded to Party B.

(2) ISDA Definitions. Reference is hereby made to the 1991 ISDA Definitions (the "1991 Definitions") published by the International Swaps and Derivatives Association, Inc., which is hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the 1991 Definitions shall have the meaning set forth therein.

(3) Additional Representations. (a) In entering into each Relevant Agreement and each Transaction: (i) it is acting as principal and not as agent, (ii) it is relying solely upon its own evaluation of the Relevant Agreement or Transaction (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and their suitability for it and upon advice from its own professional advisors, (iii) it understands the Relevant Agreement or Transaction and those risks and is willing to assume those risks, and (iv) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party or the other party's representatives or advisors (except any made in, or required to be delivered under, any Relevant Agreement and is expressly set forth in writing).

          "Relevant Agreement" means this Agreement, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

          "representative" of a party means any officer, director, employee, agent, or affiliate of the party or any of such affiliate's officers, directors, employees, agents, or affiliates.

(b) it is an "eligible swap participant" within the meaning of 17 C.F.R.(Section mark) 35.1.

(4) Right of Setoff. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without setoff or counterclaim; provided, however, that if the Non-defaulting Party owes any amount pursuant to
Section 6(e) of this Agreement, then in addition to and not in limitation of any other right or remedy (including any right to setoff, counterclaim, or otherwise withhold payment) under applicable law, it may set off against such amount the U.S. dollar equivalent of any sum or obligation (whether or not arising under this Agreement, and whether or not then due) of the Defaulting Party or any Affiliate of the Defaulting Party to the Non-defaulting Party or any of its Affiliates. For this purpose, the equivalent of any amount, and the present value of any amount not yet due, shall be determined by the Non-defaulting Party.

(5) Consent to Telephonic Recording. Each party hereby agrees that the other party or its agents may electronically record all telephone conversations between officers or employees of the consenting party and the officers or employees of the other party who quote swap transactions on behalf of the party. Any such recordings will be used only in connection with any misunderstanding or question arising with respect to any transaction discussed over the telephone by or on behalf of the parties. Each party further agrees to notify its officers or employees that telephone conversations with such persons acting on behalf of the other party may be recorded.

(6) Waiver of Right to Trial by Jury. Party A and Party B hereby irrevocably waive any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

(7) Additional Agreements. (i) Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to the party, promptly to give the other party, notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event).
(ii) Party B agrees to give all notices described in 6(i) of this Part 5 with respect to any Credit Support Provider.

(8) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability of such provision in such jurisdiction and such prohibition or unenforceability shall not impair the validity of such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

          IN WITNESS WHEREOF, the parties have executed this document as of the date specified on the first page of this Schedule.


                 FIRST UNION NATIONAL BANK
                 OF NORTH CAROLINA

                By:__(Signature of John F. Wheatley appears here)__
                Name:  (Hand stamped name of John G. Wheatley appears here)
                Title: (Hand stamped Vice President appears here)


               CULP, INC.



               By:__(Signature of Franklin N. Saxon appears here)__
               Name: (Hand written name of Franklin N. Saxon appears here)
               Title: (Hand written VP & CP appears here)
                               7

(First Union Logo appears on left side of page)

                           Interest Rate Swap



Date:     July 6, 1995

To:  Mr. Franklin N. Saxon
Culp, Inc.
101 South Main Street
7th Floor
High Point, NC 27261-2686
Phone: 910-888-6266  Fax: 910-887-7089

     From:     First Union National Bank of North Carolina

     Subject:  Interest Rate Swap

     Ref. No.  9956-A


Dear Mr. Saxon:

         The purpose of this letter agreement is to set forth the terms and conditions of the Interest Rate Swap Transaction entered into between Culp, Inc. ("Counterparty") and First Union National Bank of North Carolina ("First Union") on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

        1. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers
Association,  Inc.)   (the "Definitions"), are incorporated into this
Confirmation.    In  the event of any inconsistency between those
definitions and the provisions and this Confirmation, this Confirmation will govern.

        If you and we are parties to a Master Agreement that sets forth the general terms and conditions applicable to Swap Transactions between us (a "Swap Agreement"), this Confirmation supplements, forms a part of, and is subject to, such Swap Agreement. If you and we are not yet parties to a Swap Agreement, this Confirmation will supplement, form a part of, and be subject to, a Swap Agreement upon its execution by you and us. All provisions contained or incorporated by reference in such Swap Agreement shall govern this Confirmation
except as expressly modified below.    In addition, if a Swap Agreement
has not been executed, this Confirmation will itself evidence a complete binding agreement between you and us as to the terms and conditions of the Swap Transaction to which this Confirmation relates.

          Each party is hereby advised, and each such party acknowledges, that the other party has engaged in ( or refrained from engaging in) substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Swap Transaction to which this Confirmation relates on the terms and conditions set forth below.


          If on any Calculation Date (or if, for any Calculation period, as applicable), (a) the product of the Fixed Rate and the Fixed Rate Day Count Fraction exceeds the product of the Floating Rate (plus or minus the Spread, if applicable) and the Floating Rate Day Count Fraction, the Fixed Rate Payer shall pay the Floating Rate Payer, on the relevant Payment Date, an amount equal to such excess multiplied by the Notional amount, (b) the product of the Floating Rate (plus or minus the spread if applicable) and the Floating Rate Day Count Fraction exceeds the product of the Fixed Rate and the Fixed Rate Day Count Fraction, the Floating Rate Payer shall pay the Fixed Rate Payer, on the relevant Payment Date, an amount equal to such excess multiplied by the Notional Amount, or (c) the product of the Fixed Rate and the Fixed Rate Day Count Fraction is equal to the product of the Floating Rate (plus or minus the Spread, if applicable) and the Floating Rate Day Count Fraction, no amount shall be due by either side on the relevant Payment Date. Each party's obligation to make payment of any amount which would otherwise by due hereunder on a Payment Date shall be automatically satisfied and discharged by payment of the net amount due on such Payment Date, determined in the foregoing manner.


          This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, provided that this provision will be superseded by any choice of law provisions contained in the Swap
Agreement.


       2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:


Transaction Type:                  Interest Rate Swap

Trade Date:                        April 17, 1995

Effective Date:                    April 19, 1995

Termination  Date:                 April 19, 2000, subject to
                                   adjustment in
                                   accordance with the Modified
                                   Following Business
                                   Day Convention

Notional Amount:                   USD 15,000,000.00

Fixed Amounts:

Fixed Rate Payer:                       Counterparty

Fixed Rate Payment Dates:               Monthly on the 19th day of
                                        each month, starting
                                        May 19, 1995, through and
                                        including the
                                        Termination Date, subject to
                                        the Modified
                                        Following Business Day
                                        Convention.

Fixed Rate:                             7.34%

Fixed Rate Day
Count Fraction:                         ACT/360

Floating Amounts:

Floating Rate Payer:                    First Union

Floating Rate Payment Dates:            Monthly on the 19th day of
                                        each month, starting
                                        May 19, 1995, through and
                                        including the
                                        Termination Date, subject to
                                        the Modified
                                        Following Business Day
                                        Convention.

Floating Rate for Initial
Calculation Period:                     6.1250%

Floating Rate Option:                   USD-LIBOR-BBA

Designated Maturity:                    1 Month


Spread:                                 0.50%

Floating Rate Day
Count Fraction:                         ACT/360

Reset Dates:                            Monthly on the 19th day of
                                        each month, starting
                                        May 19, 1995, through and
                                        including March 19,
                                        2000, subject to the Modified
                                        Following Business
                                        Day Convention.

Calculation Agent:                 First Union

Business Days:                     New York

Business Day Convention:           Modified Following

Governing Law:                     State of New York

Payments to First Union:           First Union Charlotte
                                   Capital Markets
                                   Attention:  Derivatives Desk
                                   Fed. ABA No. 053000219
                                   Ref. No.:  9956-A

First Union Settlements:           Brian Hall
                                   Derivatives Desk
                                   Ph. No.: 704-383-1185, Fax
                                   No.: 704-383-9139

Payments to Counterparty:          Please forward instructions to
                                   FUNB-NC.  No
                                   payments will be made prior to
                                   receipt of
                                   Counterparty's payment
                                   instructions.

First Union Address:               One First Union Center
                                   301 South College Street TW-9
                                   Charlotte, NC 28288-0601

  Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation enclosed for that purpose and returning it to us.


                         Very truly yours,

                         FIRST UNION NATIONAL BANK
                         OF NORTH CAROLINA







                         By: (Sig of Joseph M. Nenichka)
                         Name:  Joseph M. Nenichka
                         Title: Vice President
                         Date: (handwritten copy--4/17/95)


                         By:   (sig of Kenneth A. Gill, III)
                         Name:  Kenneth A. Gill, III
                         Title:  Vice President
                         Date: (handwritten copy--4/17/95)



Accepted and confirmed as of
the date first above written:

CULP, INC.

By:   (Signature of Franklin N. Saxon)
Name: (handwritten--Franklin N. Saxon)
Title:(handwritten--VP & CFO)
Date: (handwritten--4/18/95)